Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 of our report dated August 15, 2012, relating to the consolidated financial statements of National Rural Utilities Cooperative Finance Corporation and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended May 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

McLean, Virginia

February 1, 2013